Exhibit 99.2

TWINCRAFT, INC.

DECEMBER 31, 2004 AND 2003

CONTENTS

Pages
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	2

FINANCIAL STATEMENTS

BALANCE SHEETS	3

STATEMENTS OF EARNINGS	4

STATEMENTS OF RETAINED EARNINGS	5

STATEMENTS OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7-11

INDEPENDENT AUDITOR'S REPORT

Report of Independent Certified Public Accountants

To the Stockholders
and Board of Directors of
Twincraft, Inc.

We have audited the accompanying balance sheets of Twincraft, Inc., as of December 31, 2004 and 2003, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Twincraft, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Gallagher, Flynn & Company, LLP

January 26, 2005

TWINCRAFT, INC.

BALANCE SHEETS

DECEMBER 31,

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$216,736	$16,990
Accounts receivable, less allowance for doubtful accounts of approximately $190,000 in 2004 and $300,000 in 2003	3,216,040	4,086,215
Inventories	3,451,559	3,802,273
Notes receivable from stockholders	258,845	—
Prepaid expenses	217,189	185,785
Total current assets	7,360,369	8,091,263

PROPERTY, PLANT AND EQUIPMENT, at cost
Land and building held under capital leases	3,705,957	3,667,780
Machinery and equipment	8,632,175	8,397,593
Furniture, office equipment and software	1,390,037	1,334,534
	13,728,169	13,399,907
Less accumulated depreciation and amortization	7,530,604	6,822,949
	6,197,565	6,576,958
OTHER ASSETS
Other Assets	21,000	32,520

	$13,578,934	$14,700,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable - bank	$3,550,000	$2,800,000
Current maturities of capital lease obligations	223,953	141,642
Current maturities of long-term debt	350,000	350,000
Accounts payable	1,475,287	1,725,384
Accrued liabilities	620,537	882,766
Income taxes payable	250	250
Total current liabilities	6,220,027	5,900,042
CAPITAL LEASE OBLIGATIONS, less current maturities	1,791,336	1,670,217
LONG-TERM DEBT, less current maturities	560,000	910,000
STOCKHOLDERS’ EQUITY
Common stock - no par value, 100,000 shares authorized; 49,000 shares issued and outstanding	392	392
Additional paid-in capital	681,232	681,232
Retained Earnings	4,325,947	5,538,858
	5,007,571	6,220,482
	$13,578,934	$14,700,741

The accompanying notes are an integral part of these statements.

TWINCRAFT, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

	2004	2003
NET SALES	$22,266,303	$24,179,859
COST OF SALES	17,283,307	17,883,889
GROSS PROFIT	4,982,996	6,295,970
OPERATING EXPENSES
Selling and shipping expenses	1,997,350	1,937,477
Administrative expenses	2,165,513	2,326,003
Lab and research and development expenses	417,286	421,979
	4,580,149	4,685,459
EARNINGS FROM OPERATIONS	402,847	1,610,511
OTHER (INCOME) EXPENSE
Interest expense	373,283	337,653
Loss on abandoned business acquisition	796,463	—
Other (income) expense, net	(5,032)	6,608
	1,164,714	344,261
EARNINGS (LOSS) BEFORE INCOME TAXES	(761,867)	1,266,250
PROVISION FOR (BENEFIT FROM) INCOME TAXES	250	(145,098)
NET EARNINGS (LOSS)	$(762,117)	$1,411,348

The accompanying notes are an integral part of these statements.

TWINCRAFT, INC.

STATEMENTS OF RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2004 AND 2003

BALANCE, January 1, 2003	$4,127,510

Net earnings for the year	1,411,348

BALANCE, December 31, 2003	5,538,858

Distributions to stockholders	(450,794)

Net loss for the year	(762,117)

BALANCE, December 31, 2004	$4,325,947

The accompanying notes are an integral part of these statements.

TWINCRAFT, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

	2004	2003
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$(762,117)	$1,411,348
Noncash items included in net earnings (loss):
Net provision for (recovery from) bad debts	(99,000)	209,176
Depreciation and amortization	707,655	671,703
Deferred income taxes	—	(145,348)
Gain on sale or disposal of equipment	—	—
Inventory reserves	33,355	72,616
Changes in assets and liabilities:
Accounts receivable	969,175	(1,103,510)
Refundable income taxes	—	32,268
Inventories	317,359	(1,261,124)
Prepaid expenses	(31,404)	(53,277)
Other assets	11,520	(6,001)
Accounts payable and accrued expenses	(512,326)	184,253
Income taxes payable	—	(1,302)
	1,396,334	(1,400,546)
Net cash provided by operating activities	634,217	10,802
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(172,419)	(139,554)
Issuance of notes receivable to stockholders	(258,845)	—
Net cash used in investing activities	(431,264)	(139,554)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term borrowings	750,000	500,000
Principal payments on long-term borrowings	(350,000)	(350,000)
Proceeds from borrowings under capital lease obligations	217,664	—
Principal payments on capital lease obligations	(170,077)	(78,543)
Distributions to stockholders	(450,794)	—
Net cash provided by (used in) financing activities	(3,207)	71,457
Net increase (decrease) in cash	199,746	(57,295)
CASH AND CASH EQUIVALENTS, beginning of year	16,990	74,285
CASH AND CASH EQUIVALENTS, end of year	$216,736	$16,990

Supplemental Disclosures of Cash Flows Information
Cash paid during the year for:
Interest expense	$366,026	$337,505
Income taxes	$250	$1,100

Noncash investing and financing activities:

The Company incurred capital lease obligations (in addition to the borrowings above) for the purchase of machinery and equipment of $155,843 in 2004 and $316,151 in 2003.

The accompanying notes are an integral part of these statements.

TWINCRAFT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

A)  SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

Operations:

Twincraft, Inc., (the Company) a Vermont corporation, manufactures and distributes soap for sale to wholesalers throughout the United States and Canada.

Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows:

1.  Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

2.  Accounts receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

3.  Depreciation and amortization

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets for those leases that substantially transfer ownership. The straight-line and declining balance methods of depreciation are followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

4.  Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

5.  Income taxes

Effective January 1, 2003, the Company elected, under Subchapter S of the Internal Revenue Code, not to have the Company taxed as a corporation. Income taxes on net earnings are payable personally by the stockholders. Accordingly, no provision has been made for income taxes other than the state minimum income tax.

6.  Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

B)  CONCENTRATIONS OF CREDIT RISK

The Company maintains bank account balances, which, at times, may exceed federally insured limits. The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on cash.

C)  INVENTORIES

	2004	2003
Inventories consist of the following at December 31:	$1,476,921	$1,961,222

Raw materials and components	228,233	301,457
Inventory in transit	1,950,958	1,710,792
Finished and semi-finished goods	3,656,112	3,973,471

Less reserve for obsolete and slow moving inventory	204,553	171,198

	$3,451,559	$3,802,273
D)  NOTE PAYABLE

Note payable consists of the amount due to the KeyBank National Association (“KeyBank National”) under a $5,000,000 revolving line of credit expiring June 2005, and subject to annual renewal thereafter. Borrowings are subject to borrowing base requirements as defined in the agreement. Interest is payable monthly at the bank’s prime rate (5.25% at December 31, 2004), or LIBOR, as defined, (2.44% at December 31, 2004), plus 1.85%. The line of credit is secured by substantially all assets of the Company and a security interest in the land and building owned by and leased from a related party (see Note F). Provisions of the loan agreement include, among other things, restrictions on borrowing and various financial ratios, as defined in the agreement.

The Company has established letters of credit with KeyBank National related to purchases of inventory. These commitments were $225,750 at December 31, 2004, and $433,950 at December 31, 2003.

E)  LONG-TERM DEBT
Long-term debt consists of the following at December 31:
	2004	2003

KeyBank National Association - all of the following notes are collateralized by substantially all assets and land and building leased from a related party (see Note F):

Payable in quarterly principal installments of $62,500. Interest payable monthly at the 90-day LIBOR rate (2.34% at December 31, 2004), plus 2%. Due May 1, 2007.	$625,000	$875,000

Payable in quarterly principal installments of $15,000. Interest payable monthly at the 30-day LIBOR rate (2.5% at December 31, 2004), plus 2.25%. Due July 1, 2007.	165,000	225,000

Payable in quarterly principal installments of $10,000. Interest payable monthly at the 30-day LIBOR rate (2.5% at December 31, 2004), plus 2.25%. Due December 1, 2007.	120,000	160,000
	910,000	1,260,000

Principal payments due within one year	350,000	350,000
	$560,000	$910,000

As of December 31, 2004, long-term debt matures as follows:

Years ending December 31,	Amount
2005	$350,000
2006	350,000
2007	210,000
$910,000

F)  LEASE OBLIGATIONS

Capital leases - related party

The Company leases manufacturing and distribution facilities in Winooski, Vermont, under two capital leases from a partnership whose partners are related to the Company’s stockholders. The leased facilities are pledged as security for all debt due to KeyBank National Association (see Notes D and E), as well as the partnership’s mortgage debt. The original agreement expires December 31, 2008, and includes one five-year renewal option, which is included in the calculation of the obligation under capital leases. The attached distribution facility is leased under an agreement that expires in December 2013.

Capital leases - unrelated party

The Company leases equipment under a master lease agreement with Key Equipment Finance, a division of Key Corporate Capital, Inc., for the lease of various machinery and equipment under agreements that qualify for treatment as capital leases. The leases expire in July 2009 and October 2003, respectively.

Leases that meet the criteria of capital leases have been capitalized and the related assets are included in property, plant and equipment in the following amounts at December 31:

	2004	2003
Land and buildings	$1,769,268	$1,769,268
Machinery and equipment	752,078	353,425
	2,521,346	2,122,693
Less accumulated amortization	885,988	679,943
	$1,635,358	$1,442,750

The following is a schedule by years of future minimum lease payments, together with the present value of the net minimum lease payments, as of December 31, 2004:

Years ending December 31,	Amount
2005	$415,305
2006	415,305
2007	415,305
2008	409,555
2009	312,011
Thereafter	1,056,000
Total minimum lease payments	3,023,481
Amount representing interest	1,008,192
2,015,289
Current obligation under capital leases	223,953

Present value of long-term obligation under capital leases	$1,791,336

Total interest expense charged to operations in connection with the related party capital leases was approximately $181,000 in 2004 and $190,000 in 2003.

Operating lease - related party

During October 2003, the Company entered into a lease of warehouse and manufacturing facilities in Essex, Vermont from a related party. The lease agreement requires monthly payments of $18,975 and expires October 2005, with an option to extend from year to year thereafter. Rent expense in connection with this lease was approximately $245,000 in 2004 and $51,000 in 2003. Future minimum lease payments are $189,750 for the year ending December 31, 2005.

G)  INCOME TAXES

The provision for (benefit from) income taxes consists of the following at December 31:

	2004	2003
Currently payable - state minimum taxes	$250	$250
Deferred - change in tax status to S corporation	—	(145,348)
	$250	$(145,098)

There were no deferred income tax assets and liabilities at December 31, 2004 and 2003.

The Company’s effective income tax rate for 2003 is lower than what would have been expected if the federal statutory rate was applied to earnings, primarily because of the conversion to S corporation status.

H)  DEFINED CONTRIBUTION RETIREMENT PLAN

The Company has a 401(k) plan (the Plan) that covers substantially all employees. Contributions to the Plan are at the discretion of the board of directors. Contributions to the Plan charged to operations were $30,076 in 2004 and $26,640 in 2003.

I)  MAJOR CUSTOMERS

During 2004, the Company sold a substantial portion of its products to two customers. Sales to these customers were approximately $3,516,000 (16.0% of net sales) and $3,111,000 (14.1% of net sales). Amounts due from these customers, included in trade accounts receivable, were approximately $763,000 and $175,000, respectively, at December 31, 2004.

During 2003, the Company sold a substantial portion of its products to two customers. Sales to these customers were approximately $3,440,000 (14.2% of net sales) and $3,030,000 (12.5% of net sales). Amounts due from these customers, included in trade accounts receivable, were approximately $998,000 and $693,000, respectively, at December 31, 2003.

J)  MAJOR SUPPLIERS

During 2004, the Company purchased a substantial portion of its raw materials from one supplier. Purchases from this vendor were approximately $1,190,000 (11.8% of total purchases). Amounts due to this supplier, included in accounts payable, were approximately $185,000 at December 31, 2004.

During 2003, the Company purchased a substantial portion of its raw materials from one supplier. Purchases from this vendor were approximately $1,260,000 (11.9% of total purchases). Amounts due to this supplier, included in accounts payable, were approximately $155,000 at December 31, 2003.

K)  LITIGATION AND CONTINGENT ASSETS

The Company was a plaintiff in a legal suit against a customer for which the Company manufactured products totaling approximately $100,000. The suit alleged that the customer defaulted on payment for these goods and was avoiding payment by diverting assets to another entity created by the customer’s owners. During 2003, the court ruled in the Company’s favor. In late 2003, funds representing the judgment in the amount of approximately $103,000 were deposited into an escrow account pending a final court decision for disposition of the funds. Although the Company is confident that it will prevail in the ultimate recovery of these funds, no provision for recovery has been recognized in the accompanying financial statements.

The Company is a plaintiff in a lawsuit against a vendor for damages incurred to correct defective materials provided by the vendor. The vendor has filed a counter-suit for the Company’s nonpayment of charges related to its sale of materials to the Company. Although management intends to vigorously pursue it claim and defend its position, outside counsel has advised that it is unable to offer an opinion as to the likelihood of an unfavorable outcome.

L)  LOAN GUARANTEE

The Company’s owners are related to individuals who are 100% general partners in a partnership from which the Company leases its manufacturing facilities (see Note F). The partnership obtained bank financing secured by a mortgage in order to purchase and improve the facilities. For no consideration, the Company agreed to guarantee the bank debt on behalf of the partnership, and can be required to perform on the guarantee only in the event of nonpayment of the debt by the partnership. Management evaluates the Company’s exposure to loss at each balance sheet date and provides accruals for such as deemed necessary. No accruals were deemed necessary at December 31, 2004 or 2003.

M) OTHER (INCOME) EXPENSE - LOSS ON ABANDONED BUSINESS ACQUISITION

During 2004, the Company undertook an effort to acquire a business in a complementary segment of the industry. The potential acquisition included the Company operating the target company under an “operating agreement” that required the Company to make certain working capital investments. The effort was abandoned during the summer of 2004 and the Company wrote off as a charge to earnings the net investment in the operation during its period of operation. The total loss included in other expense of $796,463 includes all direct costs associated with the abandoned acquisition attempt.

N)  PENDING ADOPTION OF ACCOUNTING STANDARD AND RELATIONSHIP WITH RELATED PARTNERSHIPS

In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities. FIN 46R establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. The requirements of FIN 46R will apply to the Company for its year ending December 31, 2005.

Prior to FIN 46R, a company generally included another entity in the company’s financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46R changes that by requiring a variable interest entity to be consolidated by a company if that company is the primary beneficiary, as evidenced by being subject to a majority of the risk of loss from the variable interest entity’s activities, or entitled to receive a majority of the entity’s residual returns, or both.

While management has not yet completed its evaluation of the requirements of FIN 46R, management believes it is reasonably possible the Company will consolidate or be required to provide certain additional disclosures about the partnerships described in Notes F and L when FIN 46R becomes effective.

O)  RELATED PARTY TRANSACTIONS

Notes receivable

During 2004, the Company issued unsecured notes receivable to the stockholders, due on demand, totaling $258,845. Interest is payable at 2.5%.

Capital leases

The Company leases facilities from related parties (see Note F).